Exhibit 10.24
RESTRICTED STOCK UNIT AWARD AGREEMENT
Dear ___________________:
     Broadcom Corporation (the “Corporation”) is pleased to inform you that you have been awarded Restricted Stock Units (the “Units”) under the Corporation’s 1998 Stock Incentive Plan, as amended and restated (the “Plan”). To the extent they become vested, the Units will entitle you to receive shares of the Corporation’s Class A common stock (the “Common Stock”) in a series of installments over your period of continued Service with the Corporation.
     The Units are a non-voting bookkeeping device used under the Plan solely to determine any share issuance to eventually be made to you if and when the Units vest. Each Unit represents the right to receive one share of the Corporation’s Common Stock on the vesting date of that Unit. Unlike a typical stock option grant, the shares will be issued to you for your continued Service through each quarterly vesting period, without any cash payment required from you. However, you must arrange with the Corporation for the payment of all applicable withholding taxes (described below) that the Corporation must collect upon the issuance of those shares.
     Capitalized terms not otherwise defined in the body of this Agreement shall have the meaning assigned to them in the attached Appendix.
     This Agreement sets forth the number of Units and underlying number of shares of Common Stock subject to your award, the applicable vesting schedule for those Units and underlying shares, the dates on which your vested shares will be issued to you and the remaining terms and conditions governing your award (the “Award”).

Award Date:	, 200___
Number of Units Subject to Award:	_______units representing an equal number of shares of Common Stock (the “Shares”)
Vesting Schedule:	The Units will vest in a series of sixteen (16) successive equal quarterly installments upon your completion of each successive three (3)-month period of continuous Service over the forty-eight (48)-month period measured from the ______ day of _________, 200___. Notwithstanding the foregoing, vesting of the Units may be affected in the event you take a leave of absence from active Service or if you change from full-time to part-time Employee status. Please consult the Corporation’s then current policies on Service/vesting credit during leaves of absence and/or changing from full-time to part-time Employee status. Should your Service with the Corporation (or any Parent or Subsidiary) cease by reason of your death or Permanent Disability prior to your vesting in all the Units and underlying Shares subject to this Award, then this Award shall immediately vest with respect to that number of unvested Units (and underlying Shares) determined by multiplying the number of Units that are unvested immediately prior to your cessation of Service by reason of death or Permanent Disability by a fraction, (i) the numerator of which shall be the number of months (rounded to the nearest whole month) that you have remained in Employee status with the Corporation (or any Parent, Subsidiary or company acquired by the Corporation), up to a maximum of 48 months, and (ii) the denominator of which shall be 48.

Issuance Schedule:	The Shares underlying the Units that vest in accordance with the foregoing Vesting Schedule will be issued on their applicable vesting date or as soon thereafter as administratively practicable, but in no event later than the later of (i) the close of the calendar year in which those Shares vest in accordance with the applicable provisions of the Vesting Schedule section above or (ii) the fifteenth day of the third calendar month following the applicable vesting date. At the time of such vested Shares are issued, the Corporation shall collect the applicable Withholding Taxes from you.
     Other important features of your Award are as follows:
     1. Forfeitability. Should you cease Service prior to vesting in one or more Units subject to your Award, your Award will be cancelled with respect to those unvested Units (and the underlying Shares) on the first date you are no longer in Service, regardless of the reason for the termination of your Service, whether with or without cause, voluntary or involuntary. The number of your Units will be reduced accordingly, and you will cease to have any right or entitlement to receive any Shares under those cancelled Units.
     The vesting schedule requires continued active Service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Accordingly, if your Service terminates for any reason prior to an applicable vesting date, your Award will be immediately cancelled, and no further Units will thereafter vest. Service for only a portion of a vesting period, even if a substantial portion, will not entitle you to any proportionate vesting or avoid or mitigate the forfeiture that occurs upon the termination of your Service. You will not be deemed to have terminated Service while on a leave of absence authorized by the Corporation, but the vesting of your Units during the period of your leave may be affected. Accordingly, one or more installments of your Units may not vest in whole or in part while you remain absent from active Service. In that event, the vesting schedule for your Units will be extended by one or more quarterly periods upon your return to active Service so that you will have the opportunity to vest in those missed installments over your subsequent period of continuous active Service. In addition, a change in your Employee status from full-time or part-time may also result in an extended vesting schedule for your Units. For more information concerning the effect that a leave of absence or change in Employee status will have upon the vesting of your Units, please consult the Corporation’s then current policies on those subjects.

     2. Transferability. Prior to your actual receipt of the Shares in which you vest under your Award, you may not transfer any interest in your Award, your Units or the underlying Shares or pledge or otherwise hedge the sale of those Units or Shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of those Shares. Any attempt by you to do so will result in an immediate forfeiture of all of the Units awarded to you hereunder. However, your right to receive any Shares which have vested under your Units at or prior to your death but which remain unissued at the time of your death may be transferred pursuant to the provisions of your will or trust or the laws of inheritance or to your designated beneficiary following your death. You may also direct the Corporation to issue the stock certificates for any Shares which in fact vest and become issuable under your Award to one or more designated family members or a trust established for yourself and/or your family members. You may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.
     3. Shareholder Rights. The Units create no fiduciary duty to you, and shall create only a contractual obligation on the part of the Corporation to issue Shares, subject to vesting and other terms and conditions of this Agreement and the Plan. The Units shall not be treated as property or as a trust fund of any kind.
     You will not have any shareholder rights, including voting rights or dividend rights, with respect to the Shares subject to your Award until you become the record holder of those Shares upon their actual issuance to you following the Corporation’s collection of the applicable Withholding Taxes. Except as otherwise provided in Paragraph 4, no adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the shares.
     Issuance of the underlying Shares upon the vesting of the corresponding Units shall be in complete satisfaction of such vested Units.
     4. Adjustments. Should any change be made to the Common Stock subject to your Award by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, appropriate adjustments will be made to the number and/or class of securities issuable hereunder and the number and/or class of securities that vest on each vesting date pursuant to the Vesting Schedule set forth above.
     5. Federal Income Taxation. You will recognize ordinary income for federal income tax purposes on each date the Shares subject to your Award vest, whether pursuant to the normal Vesting Schedule above or the special acceleration provisions of Paragraph 8 of this Agreement, and the Corporation must collect from you the applicable income taxes required to be withheld as a result of that income. The amount of your taxable income on each vesting date will be equal to the Fair Market Value per share of Common Stock on that date times the number of Shares in which you vest on that date.
     6. FICA Taxes. The Corporation must also collect from you the employee portion of the FICA (Social Security and Medicare) taxes that become due as the Shares subject to your Award vest in accordance with the provisions of this Agreement. The FICA taxes due on each such vesting date will be based on the Fair Market Value per share of Common Stock on that date.

     7. Withholding Taxes. All applicable Withholding Taxes, as determined by the Corporation, must be collected from you as and when they become due. You may pay those Withholding Taxes through the following alternatives:
•	If and to the extent expressly authorized by the Plan Administrator at the time, through a share withholding procedure, pursuant to which the Corporation will automatically withhold, immediately upon the vesting of the Shares underlying your Units, a portion of those vested Shares with a Fair Market Value (measured as of the vesting date) equal to the amount of such Withholding Taxes (the “Share Withholding Method”); provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income. You will be notified (either in writing or through electronic transmission) the time or times when the Share Withholding Method will actually be available to you with respect to one or more Shares which vest under this Agreement (such notification will also set forth the procedures authorized and established by the Plan Administrator for such purpose); or

•	Irrevocable instructions given by you to a broker to remit to the Corporation cash from a previously established account you have with such broker in the amount of such Withholding Taxes.

•	To the extent the Share Withholding Method is not otherwise available at the time one or more of the Shares underlying your Units vest, you may also satisfy your Withholding Taxes with respect to those vested Shares through the use of proceeds from a next day sale of those vested Shares, provided and only if (i) such a sale is permissible under the Corporation’s trading policies governing your sale of Corporation shares and (ii) you are NOT at the time an executive officer subject to the short-swing trading restrictions of the federal securities laws.
     If any withholding event occurs other than with respect to the vesting of such Units, or if the Corporation for any reason is unable to satisfy the withholding obligations with respect to the vesting of the Units through any of the collection procedures specified in this Paragraph 7, the Corporation shall be entitled to require you to make a cash payment and/or to deduct from other compensation payable to you the amount of any such withholding obligation.
     8. Change in Control. The following provisions shall govern the treatment of your Units in the event of a Change in Control should occur during your period of Service.

(a)	Should the closing of a Change in Control transaction occur during your period of Service, then any Units at the time subject to your Award may be assumed by the successor entity or otherwise continue in full force and effect or may be replaced with a cash incentive program of the successor entity which preserves the Fair Market Value of any unvested shares of Common Stock subject to the Award at the time of the Change in Control and provides for subsequent payout of that value in accordance with the same vesting and issuance schedules applicable to your Award, including any accelerated vesting of your Award should your Service terminate by reason of your death or Permanent Disability. In the event of such assumption or continuation of the Award or such replacement of the Award with a cash incentive program, no accelerated vesting of the Units shall occur at the time of the Change in Control.

(b)	In the event the Award is assumed or otherwise continued in effect, the Units at the time subject to the Award will be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the Restricted Stock Units subject to your Award, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction.

(c)	If the Units subject to your Award are NOT so assumed or otherwise continued in effect under Paragraph 8(b) or replaced with a cash incentive program under Paragraph 8(a), then those Units will vest immediately prior to the closing of the Change in Control. The Shares subject to those vested Units will be issued immediately (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other shareholders of the Corporation in consummation of that Change in Control); provided, however, that in no event shall the distribution of such consideration to you be effected later than the later of (i) the close of the calendar year in which the Change in Control is effected or (ii) the fifteenth day of the third month following such effective date. Each issuance or distribution pursuant to this Paragraph 8(c) shall be subject to the Corporation’s collection of all applicable federal and state Withholding Taxes.
     9. Deferred Issuance. Should one or more of your Units vest during any period you are under investigation by the Corporation for Misconduct, then the Shares that become issuable to you under those vested Units and/or the net proceeds from any sale or sales of those Shares during such period (the gross sale proceeds less withholding taxes due the Corporation and broker commissions) will be held by the Corporation in escrow until such time as the investigation is satisfactorily completed. If it is determined that you have not engaged in Misconduct, the escrowed Shares and/or funds will be released to you as soon as administratively practicable following the completion of the investigation, subject to the Corporation’s collection of all applicable federal and state Withholding Taxes not otherwise previously collected.

     10. Securities Law Compliance. The Corporation will use its reasonable commercial efforts to assure that all Shares issued pursuant to this Agreement are registered under the federal securities laws. However, no Shares will be issued pursuant to your Award if such issuance would otherwise constitute a violation of any applicable federal or state securities laws or regulations or the requirements of any Stock Exchange on which the Common Stock may then be listed. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance of any Shares hereunder shall defer the Corporation’s obligation with respect to the issuance of such Shares until such approval shall have been obtained.
     11. Transfer Restriction. None of the issued Shares may be sold or transferred in contravention of (i) any market blackout periods the Corporation may impose from time to time or (ii) the Corporation’s insider trading policies to the extent applicable to you from time to time.
     12. Benefit Limit. In the event the accelerated vesting and issuance of the Shares subject to your Award would otherwise constitute a parachute payment under Code Section 280G, then the accelerated vesting and issuance of those Shares shall be subject to reduction to the extent necessary to assure that the number of Shares which vest and are issued to you on such accelerated basis will be limited to the greater of (i) the number of Shares which can vest and be issued on such an accelerated basis without triggering a parachute payment under Code Section 280G or (ii) the maximum number of Shares which can vest and be issued on such accelerated basis so as to provide you with the greatest after-tax amount of such accelerated vesting and issuance of the Shares subject to your Award after taking into account any excise tax you incur under Code Section 4999 with respect to those accelerated Shares and any other benefits or payments to which you may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of your Employee status.
     13. Notice. Any notice to be given or delivered to the Corporation relating to this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at the address indicated below your signature line on the last page of this Agreement or such other address of which you later advise the Corporation in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
     14. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon you and the legal representatives, heirs and the legatees of your estate.
     15. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. The Plan Administrator shall have the discretionary authority to interpret and construe any term or provision of the Plan or this Agreement, and such interpretation shall be binding on all persons having an interest in the Award.
     16. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

     17. At Will Employment/No Impairment of Rights. Nothing in this Agreement or your Award will provide you with any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way your right or the right of the Corporation to terminate your Service at any time for any reason, with or without cause, or for no reason. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
     18. Mandatory Arbitration. ANY AND ALL DISPUTES OR CONTROVERSIES BETWEEN YOU AND THE CORPORATION ARISING OUT OF, RELATING TO OR OTHERWISE CONNECTED WITH THIS AGREEMENT OR THE AWARD OF RESTRICTED STOCK UNITS EVIDENCED HEREBY OR THE VALIDITY, CONSTRUCTION, PERFORMANCE OR TERMINATION OF THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY BINDING ARBITRATION TO BE HELD IN THE COUNTY IN WHICH YOU ARE (OR HAVE MOST RECENTLY BEEN) EMPLOYED BY THE CORPORATION (OR ANY PARENT OR SUBSIDIARY) AT THE TIME OF SUCH ARBITRATION. THE ARBITRATION PROCEEDINGS SHALL BE GOVERNED BY (i) THE NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION AND (ii) THE FEDERAL ARBITRATION ACT. THE ARBITRATOR SHALL HAVE THE SAME, BUT NO GREATER, REMEDIAL AUTHORITY AS WOULD A COURT HEARING THE SAME DISPUTE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION AND SHALL BE IN LIEU OF THE RIGHTS THOSE PARTIES MAY OTHERWISE HAVE TO A JURY TRIAL; PROVIDED, HOWEVER, THAT SUCH DECISION SHALL BE SUBJECT TO CORRECTION, CONFIRMATION OR VACATION IN ACCORDANCE WITH THE PROVISIONS AND STANDARDS OF APPLICABLE LAW GOVERNING THE JUDICIAL REVIEW OF ARBITRATION AWARDS. THE PREVAILING PARTY IN SUCH ARBITRATION, AS DETERMINED BY THE ARBITRATOR, AND IN ANY ENFORCEMENT OR OTHER COURT PROCEEDINGS, SHALL BE ENTITLED, TO THE EXTENT PERMITTED BY LAW, TO REIMBURSEMENT FROM THE OTHER PARTY FOR ALL OF THE PREVAILING PARTY’S COSTS, EXPENSES AND ATTORNEY’S FEES (PROVIDED, HOWEVER, IF THE CORPORATION IS NOT THE PREVAILING PARTY, THEN THE ARBITRATOR’S COMPENSATION, FEES AND COSTS SHALL BE PAID BY THE CORPORATION IF SUCH COMPENSATION, FEES AND COSTS ARE REQUIRED TO BE PAID BY THE CORPORATION IN ACCORDANCE WITH APPLICABLE LAW). JUDGMENT SHALL BE ENTERED ON THE ARBITRATOR’S DECISION IN ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER OF SUCH DISPUTE OR CONTROVERSY. NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY IN AN APPROPRIATE MATTER APPLY TO A COURT PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8, OR ANY COMPARABLE STATUTORY PROVISION OR COMMON LAW PRINCIPLE, FOR PROVISIONAL RELIEF, INCLUDING A TEMPORARY RESTRAINING ORDER OR A PRELIMINARY INJUNCTION. TO THE EXTENT PERMITTED BY LAW, THE PROCEEDINGS AND RESULTS, INCLUDING THE ARBITRATOR’S DECISION, SHALL BE KEPT CONFIDENTIAL.
     19. Electronic Delivery. The Corporation may, in its sole discretion, decide to deliver any document related to the Award, the Plan or future awards that may be granted under the Plan by electronic means and you hereby consent to receive such documents by electronic delivery.

     20. Remaining Terms. The remaining terms and conditions of your Award are governed by the Plan, and your Award is also subject to all interpretations, amendments, rules and regulations that may from time to time be adopted under the Plan. The official prospectus summarizing the principal features of the Plan and a special supplement discussing the restricted stock units issuable under the Plan are available for review on the Corporation’s website at intranet.broadcom.com/stock/.
     Please review the prospectus and the attached supplement carefully so that you fully understand your rights and benefits under your Award and the limitations, restrictions and vesting provisions applicable to the Award. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall be controlling.
     Provisions of the Plan that confer discretionary authority on Board or the Plan Administrator do not (and shall not be deemed to) confer in you any rights unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Plan Administrator expressly conferred by appropriate action after the date hereof.
     Please execute the Acknowledgment section below to indicate your acceptance of the terms and conditions of your Award.

Broadcom Corporation
By:	Eric K. Brandt
	Title:	Senior Vice President and Chief Financial Officer

ACKNOWLEDGMENT
     I hereby acknowledge that I have read and understood the prospectus for the Plan, its supplement, and this Agreement. I further acknowledge and accept the foregoing terms and conditions of the Restricted Stock Unit award evidenced hereby. I also acknowledge and agree that the foregoing sets forth the entire understanding between the Corporation and me regarding my entitlement to receive the shares of the Corporation’s Class A common stock subject to such award and supersedes all prior oral and written agreements on that subject.

SIGNATURE:

ADDRESS:

DATED:	,

APPENDIX
     The following definitions shall be in effect under the Agreement:
     Agreement shall mean this Restricted Stock Unit Agreement.
     Board shall mean the Corporation’s Board of Directors.
     Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
     (i) a shareholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or
     (ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or
     (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.
     Code shall mean the Internal Revenue Code of 1986, as amended.
     Common Stock shall mean the Corporation’s Class A Common Stock.
     Corporation shall mean Broadcom Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Broadcom Corporation, which shall by appropriate action adopt the Plan.
     Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
     Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
     (i) If the Common Stock is at the time traded on the NASDAQ Global Select Market, the then Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the NASDAQ Global Select Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, the then Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (ii) If the Common Stock is at the time listed on any other Stock Exchange, the then Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, the then Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
     Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty on your part, any unauthorized use or disclosure by you of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct on your part adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition will not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss you or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for termination for Misconduct.
     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     Permanent Disability shall mean your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which (i) is expected to result in death or determined to be total and permanent by two (2) physicians selected by the Corporation or its insurers and acceptable to you or your legal representative and (ii) entitles you to the payment of long-term disability benefits from the Corporation’s long-term disability plan. The process for determining your Permanent Disability in accordance with the foregoing shall be completed on a timely basis so as to allow the issuance of any Shares that vest upon your termination of Service by reason of Permanent Disability to be effected no later than the later of (i) the close of the calendar year in which your Service terminates by reason of the physical or mental impairment that is the subject of the determination process or (ii) the fifteenth day of the third calendar month following such termination of Service. For purposes of the foregoing time limitation, if you are on a disability leave, your Service will be deemed to terminate no later than the expiration of the six (6)-month period measured from the commencement date of such leave, to be increased to a maximum period of twenty-nine (29) months if such leave is due to a medically determinable physical or mental impairment which is expected to result in death or last for a continuous period of at least six (6)-months and which renders you unable to perform the duties of your position with the Corporation or any substantially similar position.
     Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.
     Service shall mean your performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the restricted stock unit award. For purposes of this Agreement, you shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) you no longer perform services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which you are performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though you may subsequently continue to perform services for that entity.

     Stock Exchange shall mean the American Stock Exchange, or the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange.
     Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     Withholding Taxes shall mean the federal, state and local income and employment taxes required to be withheld by the Corporation in connection with the issuance of the shares of Common Stock that vest under the Award.